MONTHLY STATEMENT
            _____________________________________________

                         PROVIDIAN MASTER TRUST
                           SERIES 1995-1
            _____________________________________________


     Pursuant to the Pooling and Servicing Agreement dated as of June 1, 1993 (as amended and supplemented, the "Agreement"), as supplemented by the Series 1995-1 Supplement dated as of June 1, 1995 (as amended and supplemented, the "Series Supplement"), among First Deposit National Bank ("FDNB"), Seller and Servicer, Providian National Bank, Seller, and Bankers Trust Company,
Trustee, FDNB as Servicer is required to prepare certain information each month regarding current distributions to Senior Certificateholders and the Collateral Interest Holder and the performance of the Providian Master Trust (the "Trust"), during the previous month. The information which is required to be prepared for the Series 1995-1 Certificates with respect to the Distribution Date occurring on April 15, 1997, and with respect to the performance of the Trust during the month of March is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate. Certain other information is presented based on the aggregate amounts for the Trust as a whole. Capitalized terms used in this Certificate have their respective meanings set forth in the Agreement or Series Supplement, as applicable.

A) Information Regarding the Current Monthly Distribution for the Series 1995-1 Senior Certificates (stated on the basis of $1,000 original certificate principal amount)

    (1) The total amount distributed to Senior Certificateholders per $1,000
        original certificate principal amount                          $4.533264

    (2) The amount set forth in A(1) above distributed to Senior
        Certificateholders with respect to interest per $1,000 original
        certificate principal amount                                   $4.533264

    (3) The amount set forth in A(1) above distributed to Senior
        Certificateholders with respect to principal per $1,000 original
        certificate principal amount                                   $0.000000

B)  Information Regarding the Performance of the Trust

    (1) Allocation of Receivables Collections to the Series 1995-1 Certificates

        (a) The aggregate amount of Finance Charge Receivables collected during the Monthly Period immediately preceding the Distribution
            Date                                                  $97,492,119.17

        (b) The aggregate amount of Interchange collected and allocated to the Trust for the Monthly Period immediately preceding the Distribution
            Date                                                   $1,521,944.00

        (c) The aggregate amount of Principal Receivables collected during the Monthly Period immediately preceding the Distribution
            Date                                                 $414,206,195.49

        (d) The Floating Allocation Percentage with respect to the Series
            1995-1 Certificates for the Monthly Period immediately preceding
            the Distribution Date                                     17.369729%

        (e) The Principal Allocation Percentage with respect to the Series 1995-1 Certificates for the Monthly Period immediately preceding
            the Distribution Date                                     17.357582%

        (f) The Finance Charge Receivables and Interchange collected and allocated to the Series 1995-1 Certificates for the Monthly Period
            immediately preceding the Distribution Date           $17,198,473.99

        (g) The Principal Receivables collected and allocated to the
            Series 1995-1 Certificates for the Monthly Period immediately
            preceding the Distribution Date                       $71,896,178.43

    (2) Available Finance Charge Collections and Reallocated Principal Collections for Series 1995-1 for the Monthly Period immediately preceding the Distribution Date

        (a) The Finance Charge Receivables and Interchange collected and
            allocated to the Series 1995-1 Certificates           $17,198,473.99

        (b) Collection Account and Special Funding Account investment earnings
            allocated to the Series 1995-1 Certificates               $97,316.55

        (c) Principal Funding Account Investment Proceeds                  $0.00

        (d) Prefunding Account Investment Proceeds                         $0.00

        (e) Reserve Account withdrawals, if applicable                     $0.00

        (f) Additional Finance Charges from other Series allocated to
            the Series 1995-1 Certificates                                 $0.00

        (g)  Payments, if any, on deposit as of the Determination Date
             received from any Interest Rate Protection Agreements         $0.00

        (h)  Reallocated Principal Collections                             $0.00

        (i) Total Available Finance Charge Collections and Reallocated Principal Collections for Series 1995-1 (total of (a), (b),
             (c), (d), (e), (f), (g) and (h) above)               $17,295,790.54

    (3) Available Principal Collections for Series 1995-1 for the Monthly Period immediately preceding the Distribution Date

        (a) The Principal Receivables collected and allocated to the
            Series 1995-1 Certificates                            $71,896,178.43

        (b) Shared Principal Collections from other Series allocated to
            the Series 1995-1 Certificates                                 $0.00

        (c) Additional amounts to be treated as Available Principal
            Collections pursuant to the Series Supplement          $6,777,689.37

        (d) Reallocated Principal Collections                              $0.00

        (e) Available Principal Collections for Series 1995-1 (total of
            (a), (b) and (c) minus (d) above)                     $78,673,867.80

     (4) Delinquent Balances in the Trust

         The aggregate outstanding balance of the Accounts which were delinquent as of the close of business on the last day of the Monthly Period immediately preceding the Distribution Date.

          (a)     31-60 days                 $92,548,420
          (b)     61-90 days                  55,076,178
          (c)     91 or more days            100,568,992
          (d)     Total Delinquencies       $248,193,590


     (5) Defaulted Amount

         (a) The aggregate amount of Defaulted Receivables with respect to the Trust for the Monthly Period immediately preceding the
             Distribution Date                                    $42,532,786.38

         (b) The aggregate amount of Recoveries of Defaulted Receivables processed during the Monthly Period immediately preceding the
             Distribution Date                                     $3,512,663.79

         (c) The Defaulted Amount for the Monthly Period immediately preceding the Distributio Date [Defaulted Receivables minus
             Recoveries]                                          $39,020,122.59

         (d) The Defaulted Amount for the Monthly Period immediately preceding the Distribution Date allocable to the Series
             1995-1 Certificates (the "Series 1995-1 Defaulted
             Amount")                                              $6,777,689.37

         (e) The Senior Defaulted Amount [Series 1995-1 Defaulted Amount
             multiplied by the Senior Percentage]                  $5,354,374.60

     (6) Senior Charge-Offs

         (a) The excess, if any, of the Senior Defaulted Amount over the sum of (i) Available Finance Charge Collections applied to such Senior Defaulted Amount, (ii) Reallocated Principal Collections
             and (iii) the amount by which the Collateral Invested Amount has been reduced in respect of such Senior Defaulted Amount
             (a "Senior Charge-Off")                                       $0.00

         (b) The amount of the Senior Charge-Off set forth in item 6(a) above, per $1,000 original certificate principal amount (which will have the effect of reducing, pro rata, the amount of each Senior
             Certificateholder's investment)                           $0.000000

         (c) The total amount reimbursed on the Distribution Date in respect
             of Senior Charge-Offs for prior Distribution Dates            $0.00

         (d) The amount set forth in item 6(c) above per $1,000 original certificate principal amount (which will have the effect of increasing, pro rata, the amount of each Senior Certificateholder's
             investment)                                               $0.000000

         (e) The amount, if any, by which the outstanding principal balance of the Senior Certificates exceeds the Senior Invested Amount and the Senior Initial Percentage of the Prefunding Account Balance, if any, as of the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such Distribution
             Date                                                          $0.00

    (7) Reductions in the Collateral Interest

        (a) The excess, if any, of the Collateral Defaulted Amount over Available Finance Charge Collections applied to such Collateral
            Defaulted Amount                                               $0.00

        (b) The amount by which the Collateral Invested Amount has been reduced on the Distribution Date in respect of Reallocated Principal
            Collections                                                    $0.00

        (c) The amount by which the Collateral Invested Amount has been reduced on the Distribution Date in respect of the unpaid Required
            Amount                                                         $0.00

        (d) The total amount by which the Collateral Invested Amount has been reduced on the Distribution Date as set forth in items 7(a),
            (b) and (c)                                                    $0.00

        (e) The total amount reimbursed on the Distribution Date in respect of reductions in the Collateral Invested Amount on prior
            Distribution Dates                                             $0.00

        (f) The amount, if any, by which the outstanding principal balance of the Collateral Interest exceeds the Collateral Invested Amount and the Collateral Percentage of the Prefunding Account Balance,
            if any, as of the Distribution Date, after giving effect to all deposits, withdrawals and distributions on the Distribution
            Date                                                           $0.00

    (8)  Investor Monthly Servicing Fee

         The amount of the Series 1995-1 Monthly Servicing Fee payable to the
         Servicer on the Distribution Date                         $1,385,416.67

    (9)  Prefunding Account

         (a) The Prefunding Account Balance on the Distribution
             Date                                                          $0.00

         (b) The Senior Percentage of the Prefunding Account Balance
             on the Distribution Date                                      $0.00

         (c) The Collateral Percentage of the Prefunding Account Balance
             on the Distribution Date                                      $0.00

   (10)  Senior Monthly Interest

         (a) Senior Monthly Interest payable on the Distribution
             Date                                                  $3,402,214.55

   (11)  Principal Funding Account Amount

         (a) The amount on deposit in the Principal Funding Account on the Distribution Date, after giving effect to all deposits,
             withdrawals and distributions on such Distribution Date       $0.00

         (b) Deposits to the Principal Funding Account are currently scheduled to commence on the Distribution Date occurring in January, 2000. (The initial funding date for the Principal Funding Account may be modified in certain circumstances in accordance with the terms of the Series Supplement.)

   (12)  Deficit Controlled Accumulation Amount

          The Deficit Controlled Accumulation Amount for the Distribution
          Date, after giving effect to all deposits, withdrawals and
          distributions on such Distribution Date                          $0.00

   (13)  Reserve Account (if applicable)

         (a) The amount on deposit in the Reserve Account, if funded, on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such Distribution Date and
             the related Transfer Date                                       N/A

         (b) The Required Reserve Account Amount, if any, selected by the
             Servicer                                                        N/A

C)  Senior Invested Amount

    (1) The Senior Invested Amount and the Senior Percentage of the
        Prefunding Account Balance on the date of issuance (the "Senior
        Initial Amount")                                         $750,500,000.00

    (2) The Senior Invested Amount and the Senior Percentage of the Prefunding Account Balance, if any, on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such
        Distribution Date                                        $750,500,000.00

    (3) The Pool Factor for the Distribution Date (which represents the ratio of the Senior Invested Amount and the Senior Percentage of
        the Prefunding Account Balance, if any, as of such Distribution Date, after giving effect to any adjustment in the Senior Invested Amount on such Distribution Date, to the Senior Initial Amount). The amount of a Senior Certificateholder's pro rata share of the Senior Invested Amount and the Prefunding Account Balance, if any, can be determined by multiplying the original denomination of the Senior
        Certificateholder's Certificate by the Pool Factor              1.000000

D)  Collateral Invested Amount

    (1) The Collateral Invested Amount and the Collateral Percentage of
        the Prefunding Account Balance on the date of
        issuance                                                 $199,500,000.00

    (2) The Collateral Invested Amount and the Collateral Percentage of
        the Prefunding Account Balance, if any, on the Distribution Date,
        after giving effect to all deposits, withdrawals and distributions
        on such Distribution Date                                $199,500,000.00

    (3) The Collateral Invested Amount as a percentage of the sum of the Collateral Invested Amount and the Senior Invested Amount on such
        Distribution Date                                                 21.00%


E)  Receivables Balances

    (1) The aggregate amount of Principal Receivables in the Trust at the close of business on the last day of the immediately preceding
        Monthly Period                                            $5,277,871,349

    (2) The aggregate amount of Finance Charge Receivables in the Trust at the close of business on the last day of the immediately
        preceding Monthly Period                                     $87,643,242

F)  Annualized Percentages

    (1) The Gross Yield (Available Finance Charge Collections for the Series 1995-1 Certificates for the preceding Monthly Period (excluding payments received from Interest Rate Protection Agreements) divided by the Invested Amount of the Series 1995-1 Certificates and the Prefunding Account balance, if any, as of the last day of the next
        preceding Monthly Period, multiplied by 12)                       21.85%

    (2) The Net Loss Rate (the Series 1995-1 Defaulted Amount for the
        preceding Monthly Period divided by the Invested Amount of the
        Series 1995-1 Certificates and the Prefunding Account balance, if any, as of the last day of the next preceding Monthly Period,
        multiplied by 12)                                                  8.56%

    (3) The Portfolio Yield (the Gross Yield minus the Net Loss Rate for the Series 1995-1 Certificates for the preceding Monthly
        Period)                                                           13.29%

    (4) The Base Rate (Monthly Interest plus Monthly Servicing Fee (based on an assumed Servicing Fee Rate of 2% per annum) for the preceding Monthly Period with respect to the related Distribution Date, divided by the Invested Amount of the Series 1995-1 Certificates and the Prefunding Account Balance, if any, as of the last day of the next
        preceding Monthly Period, multiplied by 12)                        7.51%

    (5) The Net Spread (the Portfolio Yield minus the Base Rate for the
        Series 1995-1 Certificates for the preceding Monthly Period)       5.78%

    (6) The Monthly Payment Rate (Collections of Principal Receivables
        and Finance Charge Receivables with respect to all Receivables in the Trust for the preceding Monthly Period divided by the amount of Receivables in the Trust as of the last day of the next preceding
        Monthly Period)                                                    9.21%

G)  Series 1995-1 Information for the Last Three Distribution Dates

    1)     Gross Yield

           a)   4/15/97            21.85%
           b)   3/17/97            23.81%
           c)   2/18/97            21.46%

    2)     Net Loss Rate

           a)   4/15/97             8.56%
           b)   3/17/97             8.31%
           c)   2/18/97             7.61%

    3)     Net Spread (Portfolio Yield Minus Base Rate)

           a)  4/15/97              5.78%
           b)  3/17/97              8.39%
           c)  2/18/97              5.35%

          Three Month Average       6.51%

    4)     Monthly Payment Rate

           a) 4/15/97               9.21%
           b) 3/17/97              10.29%
           c) 2/18/97               7.98%



                         FIRST DEPOSIT NATIONAL BANK,
                         Servicer


                         By:    /s/ David J. Petrini
                                --------------------------
                         Name:  David J. Petrini
                         Title: Senior Vice President and Chief Financial
                                Officer